CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

CHARTER MUNICIPAL MORTGAGE

Moderator: Stuart Boesky
December 18, 2002
9:30 am CT

Operator:    Good day and welcome to Charter Municipal Mortgage Acceptance Company conference call. Today’s call is being recorded.

The company’s press release was issued this morning. The press release contains forward-looking statements within the meaning of the safe harbor provisions provided by the Private Securities Litigation Reform Act of 1995.

These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward looking statements.

Such forward-looking statements speak only as of the date of this press release. You should review the risk factors contained in CharterMac’s public filings and the proxy materials that will be filed and distributed to shareholders in connection with the approval of the proposed acquisition for the discussion of the risks related to the proposed acquisitions and the ownership of CharterMac’s common shares.

CharterMac expressly disclaims any obligations or undertakings to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

CharterMac’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement in based.

CharterMac will be filling with the SEC and mailing to shareholders a proxy statement in connection with the above described transactions. Investors and security holders are urged to read the proxy statement because it will contain important information.

The proxy statement and other documents filed by CharterMac with the SEC may be obtained when they become available free of charge at the SEC’s website at www.sec.gov or from CharterMac by contacting the shareholders services department directly at 800-831-4826.

CharterMac and it’s trustees and officers and Related Capital Company and it’s principals and officers may be deemed to be participants in the solicitation of proxies from CharterMac shareholders in connection with the acquisition. These potential participants have interests in the acquisition—some, which could differ from those of CharterMac shareholders, generally.

Information about the executive trustees and officers of CharterMac and Related Capital Company including such individuals’ ownership of CharterMac is contained in CharterMac’s form 10K for the year ended December 31, 2001 and in the proxy statement for CharterMac’s 2002 annual meeting of shareholders. Each of which is available at the FCC website listed above.

Investors and security holders may obtain additional information regarding the interests of such potential participants by reading the proxy statement when it becomes available.

With us today from the company are Stuart Boesky, Chief Executive Officer and Stuart Rothstein, Chief Financial Officer. At this time I would like to turn the conference over to Mr. Stuart Boesky. Please go ahead, sir.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Stuart Boesky:    Thank you very much, Richelle. I’d like to welcome everyone to this call and thank you in advance for your continued interest and support of CharterMac. Today we’re extremely pleased to be able to discuss the acquisition of Related Capital by CharterMac. This transaction clearly represents the single most important milestone in the five-year history of CharterMac.

I hope you’ve had an opportunity to see the press release and we’ve issued this morning a presentation, which we have posted at www.chartermac.com. The presentation is really the format for this particular call so if you can download it while I’m speaking you can follow through with me.

The format of this call will be as follows. First I will briefly review the events that led up to the transaction. Then I’m going to talk about some of the highlights of the transaction as management sees it. Finally I’m going to overview for you Related Capital Company so you can get an understanding of some of the new businesses which will be done by CharterMac.

Then I’ll turn the call over to Stuart Rothstein who will talk about the financial characteristics of CharterMac on a going forward basis. Then Stuart will open up the call to questions.

CharterMac was listed in October of ‘97—at that time, we had a total market cap of just $300 million. We knew that our external management structure was not the optimum structure in the view of the capital market. However, at the same time, we understood that CharterMac would get a great benefit, given it’s small size, by levering off of the national infrastructure of Related Capital Company.

Between October of ‘97 and late 2000, we were able to grow the company by essentially issuing preferred stock and debt. By late 2000, we reached our maximum leverage under our trust documents of 50%.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

During the early part of 2001, we would have to go to the capital markets in order to continue to grow our company. And we would have to sell common stock. During early 2001, we found it very difficult to put together a selling group to sell our common stock. Ultimately, we were successful at doing so.

After that stock offering, we met with our Board of Trustees and we discussed with them our concerns about the ability for us over the long-term to continue to grow CharterMac assuming an external management structure. And the Board authorized us to begin exploring the idea of internalizing management.

Over the next three months, management met with its counsels, it’s auditors, and certain investment bankers to discuss the possibility of internalizing management. During these meetings, the stated objectives always included the desire to make the transaction immediately accretive on a CAD basis to our common shareholders and not to change the tax-exempt character of the distribution of our common shareholders.

In November of 2001, CharterMac went back to the capital markets to sell common stock. This offering was targeted predominately at institutional investors. Of over the 60 institutions that we visited on our road show, about 17 purchased our stock. More importantly, of the 43 investors that did not buy, over half cited the inherent conflict of interest associated with our external management structure.

On December 13, 2001, management made a presentation to the Board, which concluded that it made sense at this point to formally begin to explore internalizing management. However, we thought and we still maintain that it only made sense to the extent the resulting transaction would not materially change the tax-exempt nature of common dividend.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

The transaction would also again have to be immediately accretive to cash. And finally the transaction would have to be executed in a manner that did not disrupt our ability to continue to do business with CharterMac and service our clients.

As a result at a special meeting on January 11, 2002, the board of trustees agreed to form a special committee to formally explore internalizing management consisting of the independent members of the Board. This special committee hired Dresdner, Kleinwort, & Wasserstein as their independent financial advisor and Morris, Nichols as their independent counsel.

Over the last ten months, the special committee and their experts have explored alternatives to CharterMac’s current structure and ultimately focused on the acquisition of RCC by CharterMac.

The negotiations between the special committee and certain of the principals of the Related Companies LP, Related Capital Company’s parent, were truly arms length. They were protracted and they included an immense level due diligence.

Their efforts have resulted in what we believe to be a very intelligent and well thought out structure that resolves the perceived conflicts inherent in CharterMac’s current management structure. And at the same time positions the company for future growth.

At this time, I’d like to direct your attention to the slide show. And we’re going to go through it together to describe the transaction. The first slide essentially sets forth managements view of the highlights of the acquisition.

Clearly one major benefit of the transaction is diversifying the stream of revenues to CharterMac and expanding our business lines. This is really an expansion that began last year for CharterMac with the acquisition of PW Funding.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Like the acquisition of PW Funding, Related Capital will bring to CharterMac additional sources of revenue that are complimentary and consistent with our core business. Related Capital Company will bring to the table a multifamily equity component that CharterMac doesn’t presently possess.

In addition, like the PW transaction, the growth associated with Related Capital Company’s business is internal growth. It requires virtually no new capital. Most of Related Capital’s revenue are generated through what we call intellectual capital so it’s a great compliment to our core business at CharterMac, which requires a significant amount of capital to buy bonds for our portfolio.

In addition, because it requires such low capital, the rates of return on equity are nearly infinite. Finally, Related Capital Company’s business is far less dependent upon—or far less sensitive to, I should say, interest rates, which is very different from CharterMac’s core business. So again it’s a nice compliment.

Finally, Related Capital over the last five years has grown in EBITDA excluding CharterMac expenses and revenue by nearly 30% faster than CharterMac at about a rate of about 12% as compared to CharterMac at about a rate of 8.8%. So we’re essentially buying a stream of revenue that over the last five years has demonstrated faster growth that CharterMac’s core business.

Obviously a second highlight of the transaction is that it will internalize management. Probably the most significant issue with externalized management is the fact that the economic benefits to management and shareholders are not necessarily aligned. This transaction will almost perfectly align the economic benefits to be derived from CharterMac, of management and its common shareholders.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

It will clearly expand access to capital. It’ll broaden the appeal of our stock to institutional investors. It will allow us to attract more research coverage. And finally it’ll give us a broader distribution base with brokers and dealers throughout the country.

It’ll also create a more effective cost structure. When CharterMac was small, as I mentioned, it made sense for CharterMac to lever off Related Capital Company. In fact, it was less expensive to manage the company that way. And it got a far more potent infrastructure than it could otherwise afford itself.

At this point, CharterMac, and clearly after the transaction, will be over a $2 billion company. And it warrants and can afford its own infrastructure. In addition, by bringing in Related Capital to CharterMac, it’ll capture the inherent growth in Related Capital Company, which ultimately would be leaked-out under the external structure.

We expect that on a 12 month going forward basis after the transaction, on a cash equivalent basis it’ll be slightly cheaper to manage CharterMac internally as opposed to externally. Again, aligning the interests of management and shareholders were paramount in this transaction.

Management and TRCLP currently own less than 1% of the total outstanding shares of CharterMac. After the transaction, those groups together will own approximately 30% of the economic interests in CharterMac. Eleven percent will be owned by management and 19% by TRCLP.

After the transaction’s concluded, we will have clearly one of the most potent, one of the largest, and one of the most successful real estate platforms at CharterMac. Combined the company will manage over $18 billion worth of multifamily assets, up from under $5 billion today. We’ll add 222 employees, located in 14 states. That’s 150 employees associated with Related Capital and 72 at PW.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

We’ll also have hundreds of loyal developers, which will be our clients. About 60% of our annual business is done with repeat investors—excuse me, repeat developers. And in 2002 alone, it’s important to note that the combined companies on a pro-forma basis will have provided over $2.2 billion worth of financing to investors.

The slide on Page 4 depicts the purchase price. It essentially sets forth the minimum and maximum purchase price. What is comprising this slide of the purchase price is cash and stock and the recipients of that consideration.

Based on the current timing of the transaction, the initial payment is essentially equal to the minimum payment; the initial payment and the contingent payment will most likely both be paid at closing. The contingent payment addition is based upon a multiple EBITDA, which we’ll talk about in a minute.

The minimum purchase price is $210 million. Fifty million dollars of it paid in cash to TRCLP, not management. And the balance paid in the form of what we refer to as special common units, which I’ll describe in detail shortly.

The maximum purchase price can be as high as $338 million, which would be comprised of additional special common units in the amount of $128 million. Again, management will receive no cash in this transaction and will receive all SCUs—special common units. All of the cash will go to TRCLP, which is controlled by our non-executive chairman.

The structure of the SCUs are critical to this transaction because they really perform two functions. Number one, they truly align management’s economic interests with the common shareholders. But at the same time, they’ve been structured in a way to preserve the tax-exempt nature and character of our distribution toward common shareholders.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

The SCUs are exchangeable at the election of the holder for either cash or common stock on a one to one basis at CharterMac’s option. They’re exchangeable up to 16.2 million shares. During the first year of operations, the exchange of those shares is strictly prohibited.

It’s important to note that there’s really no motivation for the seller’s to exchange since the transaction is a non-taxed transaction and the gain will be deferred as long as the interests are not exchanged for common. The distributions to SCU holders will consist of taxable income. Again, this is one of the structures of the transaction that preserves the tax-exempt nature to our shareholders.

In order to compensate the SCU holders for the taxable nature of the transaction—or, I’m sorry, the distributions to them, there’s a gross up of their distribution, which is roughly 28%. And that’s equal to the maximum alternative minimum tax. Once that gross up is determined for the first distribution, further distributions will go up and down in parody with the common stock distribution.

And to the extent there is no common stock distribution, there is no SCU distribution. And they are paid on the same day. The SCUs will vote on an as exchanged basis. Management’s SCUs are subject to a lock up agreement and the lock up will phase out over three years.

Some other attributes of the transaction—as I mentioned, it was critical to us that we maintain the tax-exempt character of the distribution. We find this to be an exceptionally attractive part of CharterMac’s capital structure and certainly has attracted a number of interesting and excited shareholders to our common stock.

Upon exchange of the SCUs, it’s very important to note that there wouldn’t—or won’t be a material change in the tax-exempt nature of the common stock distribution. This is because once the SCUs are converted the sellers will recognize gain, which creates tax basis for CharterMac.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

That tax basis for purposes of calculating taxable net income is amortized over a 15-year period. So even if an SCU holder converts their shares to common it won’t change in a material fashion the tax-exempt nature of distribution to common shareholders.

The contingent payment as I mentioned is based upon 2002 audited financial results. We would expect that maximum multiple based upon the formula that we devised is about 7.73%—I’m sorry, times. This compares favorably to the multiple upon which we purchased PW in December of last year, which was ten times EBITDA. So on a relative value basis, I believe that this transaction has been priced very favorably for investors.

In addition, there will be $15 million worth of restricted common stock issued for the benefit of employees of Related Capital Company other than the principals. And the transaction in and of itself is subject to 50.1% vote of our common shareholders entitled to vote. We expect the closing to occur in the second half of 2003.

The following page depicts the fundamental structure of the entities associated with CharterMac. And, although it is rather complex, I’m going to try to walk you through it in the simplest terms.

CharterMac clearly has a parent subsidiary structure and format. If you’ll look on the left side of the flow chart you’ll see the area in which we do our taxable business. All of our taxable business—tax-exempt business, excuse me. Our tax-exempt business is comprised of buying for our own portfolio tax-exempt bonds.

If you look to the right, you’ll see the area of the company in which we transact our taxable business. Currently that taxable business is represented by mortgage banking activities of PW Funding, portfolio investing in taxable debt, and credit enhancement fees we earn for guaranteeing returns on debt and equity.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

If you look all the way to the bottom of the graph or chart, you’ll see RCC. Related Capital Company is a general partnership. All of the interests of Related Capital Company will be owned by CharterMac Capital Company and CM Corp.

CM Corp. through its ownership interest of common units will essentially control the management of RCC and make all of the important decisions associated with it. CM Corp is further controlled by CharterMac and CharterMac’s board.

I’ll give you a quick overview of Related Capital Company and then I’ll pass the meeting over to Stuart Rothstein. Related Capital Company was recently—did recently reach its 30th birthday. The company was started by Stephen M. Ross as a syndicator of tax-advantaged real estate in the form of Section 8 multifamily properties.

He sold interest in those properties to investors who were looking for tax losses to shelter income. Over the 30 years, Related has become one of the leading sponsors of investment programs for both institutional and retail investors.

Our institutional clients include some of the most savvy real estate investors in America. They’re represented by most of the national banks in the country, large insurance companies, and both Fannie Mae and Freddie Mac. Virtually 100% of the assets under management at Related Capital Company are multifamily assets.

Our programs for investors break down along two fundamental lines. We offer tax benefited—or tax driven transactions in the form of equity investments in multifamily real estate. At the same time, we offer a compliment of income-oriented investments that are driven by debt investments in multifamily mortgages and tax-exempt bonds.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Again we have over 150 employees in 16 offices throughout the country. We also are widely regarded by our investors and our competitors as probably one of or maybe the finest multifamily platform in the United States.

We are consistently able to create new products that attract capital. We’re also consistently able to structure creative solutions for financing projects for our developer clients. That probably more than anything else has lead to the phenomenal long-term growth of this company in good times, in bad times, in good real estate markets, and in bad. Stuart Rothstein will talk a little bit about the growth history of RCC.

The following slide talks about the revenue drivers of the company. And to put it in it’s simplest terms, we raise capital for investors. From which we earn up front fees in the form of acquisition fees, we earn back end fees in the form of disposition fees, we earn loan and bond origination fees, and we earn advisory fees for work performed for third parties.

The interesting part about our business structure is that, as I mentioned earlier, we essentially have no equity investment to make in these programs. So we don’t co-invest. We don’t subordinate returns to yield to investors. We generally don’t guarantee returns to investors. So it’s truly a business that runs without a significant amount of new capital. RCC also earns recurring income from partnership management fees, asset management fees, and loan servicing fees.

Over the 30-year history of the company, we sponsored over 260 public and private partnerships, trusts, and REITs that have raised over $6 billion worth of equity. We have a loan servicing and asset management portfolio worth $18.7 billion at cost. We’re the largest provider of low-income housing tax credit equity investments to institutional investors controlling a 10-15% market share.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

And we currently service 107,000 institutional and retail investors in our various institutional and retail programs. And as I mentioned prior if you take out the revenues and the expenses generated by CharterMac in the Related Capital business model over the last five years, we have a compounded EBITDA growth rate of 12%, clearly 30% higher than CharterMac’s growth rate.

The next slide just depicts the 30-year history of gaining assets under management at Related Capital Company. And what you’ll see is that we have a tremendous average annual compounded rate of asset growth under management of 23%.

Last, I’m going to go through the management very briefly of CharterMac because essentially it’s the same management that has successfully performed their duties over the last five years. Essentially the only thing that has changed are some of the titles. We have on average 18 years of experience in the industry and on average 13 years of experience working at Related.

Stephen Ross will remain the Chairman of the company. And the Board will be expanded to be comprised of 14 members, eight of which will be independent.

At this point, I’m going to pass the presentation over to Stuart who will talk about the post-transaction composition of our financial information.

Stuart Rothstein:     Thank you, Stuart. If you’ll turn to Slide 16 in the presentation, I’ll quickly touch on the capital structure of what the combined entity will look like going forward.

On the right hand side of the slide where we talk about the post-acquisition capital structure, that assumes that this transaction is completed at the maximum possible price, which is $338 million as Stuart mentioned earlier.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Given that 85% of the purchase price is being completed essentially with stock, the company will be only 36% levered post this transaction. As was mentioned earlier, our charter allows us to lever up to 50% so there’ll be plenty of room to grow the business adding leverage as necessary on a go forward basis.

If you’ll flip to Slide 17, Stuart commented earlier that on a pro-forma 2002 basis the transaction is accretive to consensus cash for 2002 between 6 and 8%. Obviously since the transaction won’t close until sometime in 2003, it won’t impact our 2002 numbers. But had the transaction been completed at the beginning of the year, we believe the accretion would have been between 6 and 8%.

In looking at the accretion of the transaction, there’s certain things worth noting. The special common units that are being given in the transaction—the initial payment of them is being valued $17.78 a share. The second payment will actually be priced once RCC’s results for 2002 are completed. There is a 17-1/2% symmetrical collar around those additional contingent payment of units. So for purposes of accretion, we have assumed that all SCUs are issued at $17.78 a share.

In terms of calculating CAD and the impact SCUs have on that calculation, SCUs can be treated in one of two manners. You could assume that they are all exchanged for common shares and the distribution on them is added back to calculate CAD. Or you can assume they are more similar to a perpetual preferred security in which they remain outstanding and the preferred distribution on the SCUs is deducted before calculating CAD per share.

Going forward, we will treat SCUs in the manner similar to other convertible securities in which we will look at the securities and treat them in the most dilutive fashion on a CAD per share basis—per CAD per share purposes.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

At the time the transaction closes, we assume that will be that the shares remain outstanding and that we deduct the preferred distribution prior to calculating CAD per share.

Also in calculating CAD per share, you need to take in to account the common shares that will be issued as part of the $15 million restricted common share pool for employees. This transaction eliminates the management fees paid by CharterMac to RCC.

And just to reiterate, currently there are three fees that CharterMac pays to RCC. There is the special distribution or asset management fee, which is a 37- 1/2 basis point fee on the assets outstanding with Charter.

There is a loan servicing fee of 25 basis points. And then there is a bond origination fee of 2% that is paid each time Charter originates a new loan. Also there is a placement fee that is paid by developers currently today of 1% to Related Capital. Going forward that one point will be paid to CharterMac once this transaction closes.

The fees are eliminated but the cost structure of RCC will then be assumed by CharterMac. RCC’s cost for 2002 have—are expected to be in the range of $25 to $28 million on the expense side of things.

In our accretion analysis, we also assume that the cash payment of $50 million plus the transaction cost, which we estimated at about $10 million were financed using short-term debt financing. And lastly, there are certain GAAP to CAD timing difference that result from this transaction. There are certain fees that Related Capital receives both on the asset management side and on the acquisition side that give rise to GAAP to CAD timing differences.

Flipping to Slide 18, just to give you a quick snapshot of what the company will look like on a combined basis in terms of where it’s revenue will be generated. Interest income from the first

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

mortgage bonds that we originate as well as other taxable pieces that we originate will represent about 58% of the income on a go forward basis.

Other recurring income within CharterMac as it exists today which principally consists of the servicing fees generated at the PW Funding level will represent about 6% of the income. And then there’s recurring income that we will receive as part of the transaction, which are essentially the management fees that RCC receives today for managing asset entities and partnership entities that will represent about 8%. So total interest and recurring income will be about 72% of the going forward revenue stream.

Transactional income, RCC’s transactional income, which is essentially the fees earned in the tax credit equity business, will be about 20% of the combined income. And CHC’s existing transactional income, which again principally consists of mortgage banking fees generated at the PW Funding level, will represent about 8% of the combined income.

Switching to the last slide is just again to reiterate what we believe the significant benefits to CharterMac are of this transaction. Diversifies our revenue sources, gives us a greater lines of product—some of which are less capital intensive and less sensitive to the interest rate environment.

It eliminates the perceived conflicts of interest that we have battled in the capital market. We think it will expand access to capital based on our past experience in the capital market and what we have heard both from analyst and institutional investors when we’ve presented the company to them.

Given where CharterMac is at this point in its life cycle, we think this structure enables CharterMac to have a much more efficient cost structure going forward. And for CharterMac to gain the benefit of scale and efficiencies that we anticipate will occur in the future.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

And finally it aligns the interest of management and shareholders. As once again, management will own about 11% of the company and TRCLP, which is controlled by our non-executive chairman, will own about 19% of the company.

With that I will turn it over to the operator for questions.

Operator:     Thank you. The question and answer session will be conducted electronically.

If you would like to ask a question, please do so by pressing the star key followed by the digit one on your touch tone telephone. If you are using a speakerphone, please make sure your mute function is turned off to allow your signal to reach our equipment.

We will proceed in the order you signal us. Once again, please press star one on your touch-tone telephone to ask a question.

And our first question today come from Jay Leupp with Robertson Stephens.

Jay Leupp:    Good morning, Jay Leupp at RBC Capital Markets and congratulations on this announcement of this transaction. Could you run us through any of the other potential time hurdles that you have between now and the actual closing of this transaction? It looks like in the slide show you talked about a late 2003 closing. What are some of the things that need to happen between now and then to make this possible?

Stuart Boesky:    Well, I think that the most significant events will be the filing of the proxy, the clearing of the proxy through the SEC comment process, and the voting process. While we’re hopeful that it will happen quickly, we want to be prepared to have a second half of the next year close.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Jay Leupp:    And, Stuart, when you talked about the post-transaction leverage being about 30% of total capitalization beyond the closing what do you look to be the optimal capital structure for CharterMac as you’ve acquired some new businesses and look to grow?

Stuart Rothstein:    I think given the last year or so, we’ve actually been running the company at 35 to 38% leverage, which is probably 10 to 15% lower than it should be. We should probably be running the company in the low to mid 40’s, Jay.

The trust agreement allows us to run at 50. And if we stay in the low to mid 40’s we are getting the benefit of the cheaper form of capital that leverage provides but still keeping some powder dry in the event of unforeseen circumstances.

Stuart Boesky:    Jay, let me add—this is Stuart Boesky—let me add that on a going forward basis, we’re focusing on other financial products that implicitly have slightly higher leverage than our current bond portfolio acquisition business. So we will have a little bit higher implicit leverage in our business model, I think, on a go forward basis. Which obviously will result in higher returns.

Jay Leupp:    And in terms of the actual accretion that you talked about both in your presentation and in the press release, do you anticipate that that accretion will essentially come with 2004 guidance in your outlook for the business beyond the closing?

Stuart Rothstein:    It’ll actually—you know, Jay, we haven’t given 2003 guidance yet. And I think what we would envision doing is sometime in the early part of 2003, we will give our CharterMac guidance. By then I think we will have a better sense of what an anticipated closing date looks like and we will comment on what the accretive impact of this transaction may be for 2003 numbers as well.

Jay Leupp:    Okay. And then last question is, when do you actually think that you’ll have the final RCC results for the year? And are you going to have an audit on those?

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Stuart Boesky:    Yes we will have them audited. You know, I think, in terms of timing you’re talking, you know, it’s a fiscal year end company so it’ll take 2 to 2- 1/2 months to pull those numbers together and get them audited.

Jay Leupp:    Great. Thanks very much.

Woman:    Thanks, Jay.

Stuart Boesky:    Thanks, Jay.

Operator:    Next we’ll go to Don Fandetti with Wachovia Securities.

Don Fandetti:    Don Fandetti with Wachovia. Congratulations as well on the transaction. Three quick questions. First of all, can you provide us with the amount of transaction fees that will be incurred on this deal?

Stuart Rothstein:    Don, in terms of looking at what our costs in the transactions, we’re estimating about $10 million from the CharterMac perspective. Because we’re not responsible for any fees that may have been incurred on the RCC side of things. They weren’t included.

Don	Fandetti: Okay.

Stuart Rothstein:    In our numbers.

Don Fandetti:    All right and secondly was curious in terms as to what you attribute the multiple differences between this deal and PW Funding?

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Stuart Boesky:    Well, I think that—I think that part of it really represents the true arms length nature of this transaction. The negotiations were extremely difficult; I guess you could probably determine that by how long it took.

So I truly believe that CharterMac got an incredibly good transactional price given the fact that Related Capital truly is a leader in its industry. I also have to say that generally the income driven off of PW is more recurring than is Related Capital’s. Related Capital carries slightly more transactional revenue than PW Funding might. Because of the large of amount of loan servicing in PW’s portfolio.

So clearly there’s probably an adjustment to be had because of the certainty on the stability of that recurring revenue. So if you put those two factors together, I think that really represents the disparity between the two.

Don Fandetti:    Okay. Appreciate that. And lastly, as you look out over the next year or two, what percentage of your dividend do you expect to be tax exempt?

Stuart Boesky:    At this point and time, post-closing of this transaction there should be no change or to the extent there is a change, it may be actually less taxable income than we currently distribute. So pre-closing it’ll be roughly the same as it is today. And post-closing we may have less taxable distribution.

Don Fandetti:    Okay.

Stuart Boesky:    Let’s just say 95% is a good number either way.

Don Fandetti:    Okay. Thank you.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Operator:    As a reminder, to ask your question please press star followed by the digit one. Next we’ll move to Tony Howard with Hilliard Lyons.

Tony Howard:    Yes, also my congratulations. I do have some questions though as far as the bringing all of RCC into CharterMac. Stuart, can you kind of go over was there any consideration of just bringing in parts that maybe had been directly related to CharterMac and not to all 150 employees?

And then you also mentioned as far as, I think, the expenses for Related were in the $25 million range, you know, on an annual basis, which is significantly higher G&A obviously that you’re going to have with CharterMac pre-acquisition. Can you kind of comment on that, what it’s going to do G&A line? And was there any consideration as far as bringing some of Related?

Stuart Boesky:    Yes, it clearly was one of the considerations, in other words just to bring in the CharterMac portion of the Related Capital Company infrastructure. However, as we probably have said a hundred times to our clients and to our analysts Related Capital Company and all of it’s family of companies is actually run on a unified platform.

Meaning, that we don’t have separate underwriting divisions for each type of asset or company that we manage. We don’t have individual asset management groups. So taking apart any part of that infrastructure was nearly impossible without doing tremendous damage to the infrastructure.

And the end result would probably be that CharterMac would have ended up with a weaker sister. And Related Capital Company would have been weaker for it. In addition, if you look at the product line, the compliment of the two-product lines, CharterMac is much stronger now with the addition of the Related Capital product line within it as a company.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

So we certainly did and the independents certainly did focus very hard on the opportunity, the possibilities, and the end result of a partial internalization. And it was rejected for the reasons I mentioned.

As far as the cost of the Related Capital Company infrastructure to operate on an annual basis. If you look at CharterMac’s payment of fees on a go forward basis in ‘03, on a cash basis Related Capital Company would receive fees in excess of the $25 to $28 million that Stuart referred to.

So on a cash basis, it’s clearly on a go forward basis going to be more beneficial and a better cost structure for CharterMac.

Tony Howard:    Okay. Clarification on the chart on Page 16 as far as pre and post acquisition. Basically a difference in equity is the amount that you’re paying for Related Capital. Was there actually any equity added by Related Capital? And what multiple was it to their—to Related Capital’s book value?

Stuart Rothstein:    I think the increase you see in common equity, Tony, is two things. It’s the special common units being issued in the transaction as well as the $15 million of restricted stock that’ll be granted to employees. The only other piece of the purchase price that impacts this is the debt has increased $60 million through the cash portion in the transaction cost. There’s no other

Tony Howard:    Yes, but what was—was there any actual equity in Related Capital added to the combined total?

Stuart Rothstein:    I’m not sure I follow your question. There’s no balance sheet per se. It’s a transaction for the business per se. There’s no balance sheet that CharterMac is assuming.

Tony Howard:     Okay. Okay, thank you.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Stuart Boesky:    Thank you.

Operator:    Adrian Dawes with Hartwell will have our next question.

Adrian Dawes:    Congratulation on the deal. Couple of questions as we look out to ‘03 and the combined entities together – what do you estimate or suspect the interest rate sensitivity to be to either rising or declining rates? Can you give us some indication as to what the leverage will look like?

Stuart Rothstein:    You know, I think based on when you assume the transaction closes and I think we again are giving guidance that it’s going to close in the latter part of 2003. So if you just look at CharterMac’s balance sheet where it stands CharterMac will have about $700 million of debt outstanding of which about $550 or so is floating rate debt.

And our take on that is we can withstand a several hundred basis point move in the BMA benchmark that we price our debt off of. And not have it impact the dividend that we pay.

Once the entities are combined, the businesses that we’re getting from RCC actually make the company less sensitive to interest rates in that their revenue streams are not debt financed. And as such are not subject to interest rate fluctuation the way our bond portfolio is.

Adrian Dawes:    In terms of the underlying growth of the market, I think you commented in the third quarter conference call that there are a few more challenges in near-term in California in particular. Can you just comment on the tone of business more recently and how you expect it to evolve in the early part prior to the closing of Related Companies in ‘03?

Stuart Boesky:    I think that first of all 2002 was a very, very good year for affordable housing and, you know, consistent with our discussions in the past. Because of the – because there is such a

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

demand for affordable housing because there is such little supply, even in slow economic times there continues to be development of new properties.

In fact, we estimate that housing starts for affordable were up over the prior year by somewhere around 15%, which obviously bucks the trend up market rate housing pretty significantly. So we expect that trend to continue.

In ‘03, however, we believe that the composition of the business that CharterMac transacts will be slightly different. As I mentioned when Jay was talking about leverage, we expect to offer different products next year that perhaps will lever more off of our PW subsidiary. Meaning that we will use Fannie and Freddie lending to increase our yields on the business that we do.

So we will clearly be in a position to meet or exceed the kinds of levels of business we did in ‘02. The composition, however, of that business, whether it be mezzanine lending, agency lending, or portfolio lending, will change slightly. We probably will be doing less direct portfolio lending next year.

Adrian Dawes:    Thanks so much and again congratulations.

Stuart Boesky:    Thank you. I appreciate it.

Operator:    Once again to ask your question please press star one. And we’ll take a question from Rod Petrik with Legg Mason.

Rod Petrik:    Good morning, Stuarts.

Stuart Boesky:    Good morning, Rod. How are you doing?

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Rod Petrik:    Good. PW Funding, they stay separate—as kind of a separate, stand-alone entity?

Stuart Boesky:    Yes, PW Funding will be operated as a subsidiary apart from Related Capital.

Rod Petrik:    Does Related Capital have a taxable underwriting group?

Stuart Boesky:    Related—yes, absolutely.

Rod Petrik:    Is there any integration possible between them and PW Funding? Or do they not cross paths?

Stuart Boesky:    Well, over time the reporting lines and some of the functions in underwriting may come closer together. Historically over the last year, Related Capital Company has given strong support to PW’s affordable underwriting. PW has given strong support to Related Capital’s market rate underwriting.

So in certain respects there is a great synergy there but we don’t expect that to result in any major costs savings or reductions in staff levels.

Rod Petrik:    How much equity do you anticipate raising in ‘02 on the tax credit side?

Stuart Boesky:    I’ll let my partner, Marc Schnitzer answer that question.

Mark	Schnitzer: Hi, we anticipate raising, in 2002, somewhere in the neighborhood of $750 million.

Rod Petrik:    And you estimate that to be how much? It’s $750 million just in equity.

Marc Schnitzer:    Yes.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Rod Petrik:    And you estimate that as what 10 to 15%?

Marc Schnitzer:    Yes. Of market share.

Rod Petrik:    How many units would you estimate are getting built annually in the tax credit program?

Marc Schnitzer:    We believe that it is in excess of 100,000 perhaps as high as 120,000.

Rod Petrik:    So of the 300,000 estimated multifamily units getting built, you’re estimating 100,000 to 120,000 are low-income tax credit properties.

Marc Schnitzer:    That’s correct.

Rod Petrik:    What happens with the deals you guys did in like the late 80’s, early 90’s now that credits have expired? How do these deals unwind or do they? And is there any risk that some of your income fees become non-recurring, you know, as deals unwind?

Marc Schnitzer:    Well the over riding priority for a lot of the states and obviously for HUD is to preserve the affordable housing. And I believe that a lot of the projects that are coming out of their income restrictions will avail themselves of new allocations of tax credits, new allocations of private activity bond cap, so that they may be re-capitalized and renovated so that they don’t fall out of the affordable housing stock. And in fact many states give a priority to these types of projects.

Rod Petrik:    I thought there was a priority for new construction because it would add to the low-income housing stock?

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Marc Schnitzer:    Well, there is; however, although it’s important to create new affordable housing, states generally don’t like to lose affordable housing as well.

Stuart Boesky:    Rod, let me add that we really see the roll off of the restrictions over 15 years as a huge forward opportunity for Related Capital Company as it will be owned by CharterMac. Because if you just—I’ll refer you back to the graph in our presentation, this company over the years has been incredible at keeping assets within our portfolio.

So we would expect that after 15 years of affordability, we will be in those transactions to refinance the debt and refinance the equity more often than not. So in many respects this is sort of an evergreen regenerating pool of assets from which we can earn additional fees. I think that’s an extremely important, positive aspect of this transaction.

Rob Petrik:    You know and I know that a lot of investors once tax credits are used up want out. Is there an opportunity for you all to become consolidators in the low-income housing arena? And perhaps acquire other partnerships or general partnership interests?

Marc Schnitzer:    Well, it’s fairly clear that…

Rob Petrik:    Or do you even have a desire to do that?

Marc Schnitzer:    It’s fairly clear that many of our investors are investing in these transactions solely for the tax benefits. And that in of itself represents a great opportunity for us to capitalize on the economics of the transactions 15 years from now. When your recapture penalties expire, our investors go away.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

So the answer to your question is can we be a consolidator of the economics associated with this transaction or these transactions. Absolutely. And that’s something that we are always opportunistically looking at.

Rob Petrik:    Thanks.

Stuart Boesky:    You’re welcome.

Operator:    And we’ll take a follow up question from Tony Howard with Hilliard Lyons.

Tony Howard:    Yes, thank you. I have a follow up question. You were talking about the revenues stream outlook for next year and stuff and also based on that chart on Page 18. We talked about this before when you acquired PW Funding in that the positive for you guys is that you’re diversifying your revenue stream.

To me, for shareholders who are very conservative, this also increases your risk profile and that you’re getting into mortgage banking probably in an environment where you might have a rising rate environment? That also seems to be occurring now that you’re rolling RCC into CharterMac. Can you kind of comment on these issues?

Stuart Boesky:    Well, clearly—and I would agree with you that the quality of the revenue’s slightly more—less certain going forward. However, we think that the growth opportunities represented by this transaction far out weigh that uncertainty. We truly believe that the company on a risk-adjusted basis is a far stronger company on a go forward basis than it is today.

So we certainly considered that very deeply. We understand the profile of our prototypical investor and we think, again, the growth potential far out weighs the slight change in certainty of recurring revenues stream.

CHARTER MUNICIPAL MORTGAGE
Moderator:  Stuart Boesky
12-18-02/9:30 am CT
Confirmation # 573854

Tony Howard:    Okay, thank you.

Stuart Boesky:    Welcome.

Operator:    At this time, there are no further questions so I’ll turn the call over to Mr. Boesky for any additional or closing remarks.

Stuart Boesky:    Just once again I want to thank you all for joining us. And I want to thank you for continuing to have interest and follow the progress of CharterMac.

And more importantly on behalf of all my partners, Marc Schnitzer, Alan Hirmes, Denise Kiley, I’d like to thank all of our employees whose commitment to excellence has really made both CharterMac and Related Capital grow together. And clearly without them, we would not have the national reputation and the success that we’ve accomplished.

So thank you all very much. We look forward to talking to you on our next earnings call.

Operator:    That concludes today’s conference call. Thank you for your participation.

END